UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT

TO SECTION 12(b) OR 12(g) OF THE SECURITIES EXCHANGE ACT OF 1934

HOMEOWNERS CHOICE, INC.

(Exact name of registrant as specified in its charter)

Florida	20-5961396
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

2340 Drew Street, Suite 200, Clearwater, Florida	33765
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

7.0% Series A Cumulative Redeemable Preferred Stock	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-165139

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of class)

(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

The description of the 7.0% Series A Cumulative Redeemable Preferred Stock, no par value, of Homeowners Choice, Inc., a Florida corporation (the “Registrant”), to be registered hereunder is contained under the caption “DESCRIPTION OF CAPITAL STOCK” in the prospectus filed by the Registrant with the Securities and Exchange Commission pursuant to Rule 424(b)(4) on March 7, 2011 (Registration No. 333-165139), which description is incorporated herein by reference.

Item 2.	Exhibits.

Exhibit No.	Description

3.1	Articles of Incorporation of Homeowners Choice, Inc., as amended (Incorporated by reference to Exhibit 3.1 to Amendment No. 1 to the Form S-1 Registration Statement (File No. 333-150513) filed on June 17, 2008).

3.2	Articles of Amendment to the Articles of Incorporation of Homeowners Choice, Inc. (Incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed on March 11, 2011).

3.3	Bylaws of Homeowners Choice, Inc., as amended April 16, 2009 (Incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K filed on April 23, 2009).

4.1	See Exhibit 3.2 for provisions of the Articles of Amendment designating the rights, preferences, and limitations of the holders of the 7.0% Series A Cumulative Redeemable Preferred Stock of Homeowners Choice, Inc.

4.2*	Specimen 7.0% Series A Cumulative Redeemable Preferred Stock Certificate.

4.3	Specimen Common Stock Certificate (Incorporated by reference to Exhibit 4.1 to Post-Effective Amendment No. 1 to the Form S-1 Registration Statement (File No. 333-150513) filed on August 6, 2008).

4.4	Warrant Agreement, dated July 30, 2008, between Homeowners Choice, Inc. and American Stock Transfer & Trust Company, LLC (Incorporated by reference to Exhibit 4.2 to Post-Effective Amendment No. 1 to the Form S-1 Registration Statement (File No. 333-150513) filed on August 6, 2008).

4.5	Specimen Warrant Certificate (Incorporated by reference to Exhibit 4.3 to Post-Effective Amendment No. 1 to the Form S-1 Registration Statement (File No. 333-150513) filed on August 6, 2008).

4.6	Warrant Agreement, dated July 30, 2008, between Homeowners Choice, Inc. and Anderson & Strudwick, Incorporated (Incorporated by reference to Exhibit 4.4 to Post-Effective Amendment No. 1 to the Form S-1 Registration Statement (File No. 333-150513) filed on August 6, 2008).

4.7	Form of Warrant Certificate issued to Placement Agents (Incorporated by reference to Exhibit 4.5 to Post-Effective Amendment No. 1 to the Form S-1 Registration Statement (File No. 333-150513) filed on August 6, 2008).

4.8	Specimen Unit Certificate (Incorporated by reference to Exhibit 4.6 to Post-Effective

Amendment No. 1 to the Form S-1 Registration Statement (File No. 333-150513) filed on August 6, 2008).

4.9	Warrant Agreement, dated July 30, 2008, between Homeowners Choice, Inc. and GunnAllen Financial, Inc. (Incorporated by reference to Exhibit 4.7 to Post-Effective Amendment No. 1 to the Form S-1 Registration Statement (File No. 333-150513) filed on August 6, 2008).

4.10	Letter Agreement, dated August 1, 2008, waiving certain provisions of the Warrant Agreement between Homeowners Choice, Inc. and Anderson & Strudwick, Incorporated and the Warrant Agreement between Homeowners Choice, Inc. and GunnAllen Financial, Inc. (Incorporated by reference to Exhibit 4.8 to Post-Effective Amendment No. 1 to the Form S-1 Registration Statement (File No. 333-150513) filed on August 6, 2008).

*	Filed herewith.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Homeowners Choice, Inc.

Date: March 25, 2011	By:	/s/ Francis X. McCahill, III
Francis X. McCahill, III President & Chief Executive Officer (Principal Executive Officer)